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                                                                   EXHIBIT 23.12



                    CONSENT OF DORFMAN, ABRAMS, MUSIC & CO.

                        CONSENT OF INDEPENDENT AUDITORS



        We consent to the incorporation by reference in this Registration Statement of AccuStaff Incorporated, Career Horizons, Inc. and other registrants named therein on Form S-3 of our report dated March 10, 1995, with respect to the financial statements Zeitech, Inc. as of December 31, 1993 and 1994 and for the years ended December 31, 1993 and 1994 appearing in the registration statement of AccuStaff Incorporated, Career Horizons, Inc. and the other registrants named therein, which is contained in the Amended Current Report on Form 8-K/A dated December 20, 1995 of Career Horizons, Inc. and to the reference to our firm under the heading "Experts" in such Prospectus.


                                        /s/ Dorfman, Abrams, Music & Co.

                                        DORFMAN, ABRAMS, MUSIC & CO.



Glen Rock, New Jersey
December 23, 1996